Exhibit 99.1

iBio Accelerates Transformation to AI-Powered Biotech

– Divesting CDMO business and cGMP biologics manufacturing facility –

– Investing in pipeline of immuno-oncology assets and AI-based drug discovery platform –

– Restructuring measures to result in ~50% annualized cost savings –

Bryan, Texas, San Diego, California / November 3, 2022 / (GLOBE NEWSWIRE) / iBio, Inc. (NYSEA:IBIO) (“iBio” or the “Company”) an AI-driven innovator of precision antibody immunotherapies, announces it is seeking to divest its contract development and manufacturing organization (iBio CDMO, LLC) in order to complete its transformation into an antibody discovery and development company.  Proceeds and cost-savings from the divestiture of the CDMO facility and reduction in operations will be invested in advancing the Company’s lead immuno-oncology assets towards the clinic, as well as the continued development of the RubrYc® Discovery Engine, the artificial intelligence (“AI”) platform used to create the majority of iBio’s therapeutic candidates, and intended to extend the Company’s cash runway.

“We currently possess valuable assets in both biomanufacturing and biotech,” said Tom Isett, CEO of iBio. “We believe focusing our efforts on drug discovery and development to be the path to greatest value-creation for shareholders, especially given the recent addition of RubrYc Therapeutics’ pipeline and tools to engineer precision-targeting antibodies. Concurrently, given the strong demand for biomanufacturing capacity, we are providing the opportunity for another organization to more fully utilize the advanced bioanalytical and bioprocess capacity resident in our large-scale cGMP biologics production facility located in the growing Southeast Texas ‘Biocorridor’. We are expecting to complete the CDMO divestiture in 2023, while we focus on advancing our lead preclinical program and our expanding pipeline and partnership opportunities.”

Following a detailed review of its pipeline and growth opportunities, iBio will focus its resources on the continued development of its lead immuno-oncology assets including, IBIO-101, an immunotherapy for the depletion of regulatory T cells, and two differentiated, antibody candidates emanating from its antibody discovery platform, EGFRvIII and CCR8. In pre-clinical research, each demonstrates specificity for its target and a high degree of cell-killing capability, with potentially reduced off-target effects.

In order to fund further pipeline and platform development, a global life science transaction firm has been engaged to lead the sale of the assets of the CDMO.  This includes the 130,000-square-foot cGMP facility, which is configurable for a variety of large-scale bioproduction systems and iBio’s proprietary FastPharming® Expression System and GlycaneeringTM Technology. The Company expects it may be able to complete a transaction in 2023, although there is no assurance as to when, or for how much, iBio may be able to sell its CDMO assets.

In conjunction with the divestment, iBio has commenced a comprehensive workforce reduction of approximately 60% of the current Company staffing levels, primarily focused on the workforce located at the cGMP facility in Bryan, Texas. After the conclusion of the workforce reduction, the majority of the Company is expected to operate out of the new Drug Discovery Center in San Diego, CA, which opened in September of this year.

“While parting with members of our ‘WeBio’ team will be incredibly difficult, we do so with the knowledge that demand for their talents in the Texas Biocorridor area is high,” commented Michael Jenkins, iBio’s VP, Operations. “On behalf of the CDMO site leadership team, we thank our colleagues who have invested so much in our Bryan/College Station facility – and whose dedication to our mission has helped build the Company and developed iBio’s proprietary FastPharming Expression System and Glycaneering Technology.”

The transition to a focused AI-Biotech business is expected to reduce iBio’s monthly burn rate by approximately half, or approximately $2.5-3.0 million per month. Assuming an asset sale at levels comparable with other similar cGMP facilities, the Company believes that cost reductions in conjunction with proceeds from asset sales could provide cash runway into the first half of calendar year 2024.

Considering its announced change in geographic location, iBio will commence a search for a new CEO. It is expected that Mr. Isett will continue as CEO of iBio through this transformation.  In order to maintain consistency, William D. (Chip) Clark was appointed by the Board of Directors to assume the role of Chairman.

“On behalf of the Board of Directors, we want to thank Tom for his ongoing service to iBio.  Tom’s experience will help us guide the Company through this strategic transformation,” said Mr. Clark, Chairman of iBio.

About iBio, Inc.

iBio develops next-generation biopharmaceuticals using computational biology and 3D-modeling of subdominant and conformational epitopes, prospectively enabling the discovery of new antibody treatments for hard-to-target cancers and other diseases. iBio’s mission is to decrease drug failures, shorten drug development timelines, and open up new frontiers against the most promising targets. For more information, visit www.ibioinc.com.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of the federal securities laws. Words such as “may,” “might,” “will,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “predict,” “forecast,” “project,” “plan,” “intend” or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. These forward-looking statements are based upon current estimates and assumptions and include statements regarding focusing the Company’s efforts on drug discovery and development to be the path to greatest value-creation for shareholders, completing the CDMO divestiture in 2023, the transition to a focused AI-Biotech business reducing iBio’s monthly burn rate by approximately half, or $2.5-3.0 million per month, the majority of the  Company operating out of the new Drug Discovery Center in San Diego, CA, which opened last month, cost reductions in conjunction with proceeds from asset sales potentially providing cash runway into the first half of calendar year 2024, iBio commencing a search for a new CEO and Tom Isett will continuing to lead iBio through the transformation, including the sale of its CDMO facility. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward-looking statements are subject to various risks and uncertainties, many of which are difficult to predict that could cause actual results to differ materially from current expectations and assumptions from those set forth or implied by any forward-looking statements. Important factors that could cause actual results to differ materially from current expectations include, among others, the Company’s ability to divest the CDMO, reduce its monthly burn and operate out of San Diego, continue to execute its growth strategy; its ability to obtain regulatory approvals for commercialization of its product candidates, or to comply with ongoing regulatory requirements; regulatory limitations relating to its ability to promote or commercialize its product candidates for specific indications; acceptance of its product candidates in the marketplace and the successful development, marketing or sale of products; its ability to maintain its license agreements; the continued maintenance and growth of its patent estate; its ability to obtain or maintain the capital or grants necessary to fund its research and development activities, including its ability to provide for a cash runway into the first half of calendar year 2024 and whether the Company will incur unforeseen expenses or liabilities or other market factors; successful compliance with governmental regulations applicable to its manufacturing facility; competition; its ability to retain its key employees, including Mr.  Isett through the transformation, including the sale of its CDMO facility, or maintain its NYSE American listing; and the other factors discussed in the Company’s filings with the SEC including the Company’s Annual Report on Form 10-K for the year ended June 30, 2022 and the Company’s subsequent filings with the SEC on Forms 10-Q and 8-K. The information in this release is provided only as of the date of this release, and the Company undertakes no obligation to update any forward-looking statements contained in this release on account of new information, future events, or otherwise, except as required by law.

Contact:

Investor Relations

Stephen Kilmer

iBio, Inc.

(646) 274-3580

skilmer@ibioinc.com

Media Relations

Susan Thomas

IBio, Inc.

(619) 540-9195

Susan.thomas@ibioinc.com